           ---------------------------------------------------------
           ---------------------------------------------------------

                                 HONEYWELL INC.

                               ------------------

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                OCTOBER 27, 1927

                            ------------------------

                                    BY-LAWS

                    AS ADOPTED OCTOBER 27, 1927, AND AMENDED

                             THROUGH APRIL 15, 1997

              ----------------------------------------------------
              ----------------------------------------------------

                                INDEX OF BY-LAWS

                                                                                                   PAGE

ARTICLE I.       MEETINGS OF
                  STOCKHOLDERS...................................................................    1
    Section  1.  Annual Meetings.................................................................    1
    Section  2.  Advance Notice of Stockholder-
                  Proposed Business at Annual Meetings...........................................    1
    Section  3.  Special Meetings................................................................    2
    Section  4.  Place of Meeting................................................................    3
    Section  5.  Notices of Meetings.............................................................    3
    Section  6.  Quorum..........................................................................    4
    Section  7.  Organization....................................................................    5
    Section  8.  Order of Business...............................................................    5
    Section  9.  Voting..........................................................................    5
    Section 10.  List of Stockholders............................................................    7
    Section 11.  Inspectors of Election..........................................................    8

ARTICLE II.      CONSENTS TO CORPORATE ACTION....................................................    8
    Section  1.  Consent of Stockholders in Lieu of Meeting......................................    8
    Section  2.  Record Date.....................................................................    9
    Section  3.  Procedures......................................................................   10

ARTICLE III.     BOARD OF DIRECTORS..............................................................   11
    Section  1.  General Powers..................................................................   11
    Section  2.  Number, Qualifications and
                  Term of Office.................................................................   11
    Section  3.  Nominations of Directors........................................................   11
    Section  4.  Election of Directors...........................................................   12
    Section  5.  Organization....................................................................   13
    Section  6.  Resignations....................................................................   13
    Section  7.  Qualifications and Retirement...................................................   13
    Section  8.  Vacancies.......................................................................   15
    Section  9.  Place of Meeting, etc...........................................................   15
    Section 10.  First Meeting...................................................................   15
    Section 11.  Regular Meetings................................................................   16
    Section 12.  Special Meetings; Notice........................................................   16
    Section 13.  Quorum and Manner of Acting.....................................................   17
    Section 14.  Removal of Directors............................................................   17
    Section 15.  Compensation....................................................................   17
    Section 16.  Committees......................................................................   18
    Section 17.  Indemnification of Employees, Officers and Directors............................   19
    Section 18.  Action Without Meeting..........................................................   21
    Section 19.  Presence at Meetings............................................................   21

ARTICLE IV.      OFFICERS........................................................................   22
    Section  1.  Number..........................................................................   22
    Section  2.  Election, Term of Office and Qualifications.....................................   23
    Section  3.  Removal.........................................................................   23
    Section  4.  Resignations....................................................................   23
    Section  5.  Vacancies.......................................................................   23
    Section  6.  The Chairman of the
                  Board of Directors.............................................................   24
    Section  7.  The Vice Chairman of the
                  Board of Directors.............................................................   24
    Section  8.  The President of the Corporation................................................   25
    Section  9.  Authority and Duties of the Business Presidents, Executive Vice Presidents,
                  Senior Vice Presidents, and Vice Presidents....................................   25
    Section 10.  The Treasurer...................................................................   26
    Section 11.  The Secretary...................................................................   27
    Section 12.  Assistant Treasurers, Assistant Secretaries and Attesting Secretaries...........   28
    Section 13.  Salaries........................................................................   29
    Section 14.  Subordinate Positions, etc......................................................   29

ARTICLE V.       CONTRACTS, LOANS, CHECKS, DEPOSITS, ETC.........................................   29
    Section  1.  Contracts, etc. How Executed....................................................   29
    Section  2.  Loans...........................................................................   30
    Section  3.  Checks, Drafts, etc.............................................................   30
    Section  4.  Deposits........................................................................   30
    Section  5.  General and Special Bank Accounts...............................................   31

ARTICLE VI.      SHARES AND THEIR TRANSFER.......................................................   31
    Section  1.  Shares..........................................................................   31
    Section  2.  Certificates for Shares of Stocks...............................................   31
    Section  3.  Transfer of Shares..............................................................   32
    Section  4.  Lost, Stolen, Destroyed,
                  or Mutilated Certificates......................................................   33
    Section  5.  Transfer and Registry Agents....................................................   33
    Section  6.  Regulations.....................................................................   34
    Section  7.  Statements Relating to Uncertificated Securities................................   34
    Section  8.  Record Date.....................................................................   37

ARTICLE VII.     OFFICES.........................................................................   38
    Section  1.  Registered Office...............................................................   38
    Section  2.  Other Offices...................................................................   39

ARTICLE VIII.    DIVIDENDS, SURPLUS, ETC.........................................................   39

ARTICLE IX.      SEAL............................................................................   40

ARTICLE X.       FISCAL YEAR AND AUDIT...........................................................   40
    Section  1.  Fiscal Year.....................................................................   40
    Section  2.  Audit of Books and Accounts.....................................................   40

ARTICLE XI.      WAIVER OF NOTICES...............................................................   40

ARTICLE XII.     NATIONAL EMERGENCY..............................................................   41
    Section  1.  Definition and Application......................................................   41
    Section  2.  Meetings, etc...................................................................   41
    Section  3.  Amendment.......................................................................   42
    Section  4.  Chief Executive Officer.........................................................   42
    Section  5.  Substitute Directors............................................................   43

ARTICLE XIII.    AMENDMENTS......................................................................   43

CERTIFICATION....................................................................................   44

                                    BY-LAWS
                                       OF
                                 HONEYWELL INC.
                                   ---------

                                   ARTICLE I.

                            MEETINGS OF STOCKHOLDERS

   SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders of Honeywell Inc. (hereinafter called the Corporation) for the election of directors and for the transaction of any other proper business, notice of which is given in the notice of the meeting, shall be held on such date and at such hour as may be determined from time to time by the Board of Directors, which date and hour shall be designated in the notice thereof. If any annual meeting for the election of directors shall not be held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

   SECTION 2. ADVANCE NOTICE OF STOCKHOLDER-PROPOSED BUSINESS AT ANNUAL MEETINGS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, otherwise properly brought before the meeting by or at the direction of the Board, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary, Honeywell Inc. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the

Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

   Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2, PROVIDED, HOWEVER, that nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

   The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

   SECTION 3. SPECIAL MEETINGS. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by the Chairman of the

Board of Directors, or by the President of the Corporation, or as otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation.

   SECTION 4. PLACE OF MEETING. Meetings of the stockholders (including annual meetings, special meetings, meetings for the election of directors, and any and all other meetings of stockholders) may be held at such places, within or without the State of Delaware, as may be designated from time to time by the Board of Directors or in the notices thereof. The Board of Directors is authorized to and shall fix the place of meeting. Such action by the Board of Directors may be taken from time to time and may fix different places from time to time.

   SECTION 5. NOTICES OF MEETINGS. Every stockholder shall furnish the Secretary of the Corporation with an address at which notices of meetings and all other corporate communications may be served on or mailed to him. Except in special cases with respect to which other provision is made by statute or by the Certificate of Incorporation of the Corporation, and except in those situations in which action is to be taken pursuant to Section 1 of Article II, written or printed notice of each meeting of the stockholders, whether annual or special, shall be given, not less than ten (10) nor more than fifty (50) days before the date on which the meeting is to be held, to each stockholder of record of the Corporation entitled to vote at such meeting by delivering such notice thereof to him personally or by depositing such notice in the United States mail, in a postage-prepaid envelope directed to him at the post office address furnished by him to the Secretary of the Corporation for such purpose, or, if he shall not have furnished to the Secretary of the Corporation his address for such purpose, then at his address as it shall otherwise appear on the records of the Corporation. Except in special cases where other provision is made by statute, no publication of any notice of a meeting of stockholders shall be required. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Nevertheless, notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Except where otherwise required by statute, notice of any adjourned meeting of the stockholders of the Corporation shall not be required to be given if the time and place thereof are announced at the meeting which is adjourned.

   SECTION 6. QUORUM. At all meetings of the stockholders of the Corporation, except where other provision is made by statute, stockholders of the Corporation holding of record a majority of the shares of stock of the Corporation entitled to vote thereat shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of stockholders holding the number of shares of stock of the Corporation required by statute or by the Certificate of Incorporation of the Corporation or by these by-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Corporation required in respect of such other matter or matters.

   SECTION 7. ORGANIZATION. At each meeting of the stockholders the Chairman of the Board of Directors, or in his absence the Vice Chairman of the Board of Directors, or in their absence the President of the Corporation, or in the absence of the Chairman of the Board, the Vice Chairman of the Board and the President of the Corporation, a chairman (who shall be one of the other Executive Vice Presidents or Vice Presidents, if any of them be present) chosen by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote, shall act as chairman; and the Secretary of the Corporation or, in his absence, an Assistant Secretary or, in the absence of the Secretary and Assistant Secretaries of the Corporation, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

   SECTION 8. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting, but such order of business may be changed by the vote of a majority in voting interest of those present or represented at said meeting and entitled to vote thereat.

   SECTION 9. VOTING. Each stockholder of the Corporation entitled to vote at a meeting of stockholders or entitled to give consent in writing to corporate action without a meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the Corporation:

       (a) on the date fixed pursuant to the provisions of Subsection (a) of Section 8 of Article VI of these by-laws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting or to give consent in writing to corporate action without a meeting, or

       (b) if no such record date shall have been so fixed, then as provided by the provisions of Subsection (b) of Section 8 of Article VI of these by-laws.

   Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall not be entitled to vote. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said stock and vote thereon. If shares shall stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons shall have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation shall have been given written notice to the contrary and have been furnished with a copy of the instrument of order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

    (i)   if only one shall vote, his act shall bind all,

    (ii) if more than one shall vote, the act of the majority so voting shall bind all, or

    (iii) if more than one shall vote, but the vote shall be evenly split on any particular matter, then, except as otherwise required by statute, each faction may vote the shares in question proportionally.

If the instrument so filed shall show that any such tenancy is held in unequal interests, a majority or even-split for the purpose of the next preceding sentence shall be a majority or even-split in interest. Any vote on stock of the Corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy provides for a longer period. Except as provided in
Section 1 of Article II and Section 13 of Article III of these by-laws, and except also in special cases where otherwise made mandatory by statute or by the Certificate of Incorporation of the Corporation, all matters coming before the stockholders shall be decided by the vote of a majority in voting interest of the stockholders of the Corporation present in person or by proxy at a meeting and entitled to vote thereat, a quorum being present.

   SECTION 10. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary, or other officer of the Corporation who shall have charge of the stock ledger, either directly or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Upon the wilful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy, at any meeting of stockholders.

   SECTION 11. INSPECTORS OF ELECTION. At each meeting of the stockholders, the chairman of such meeting may appoint two Inspectors of Election to act thereat. Each Inspector of Election so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Election at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Election, if any, shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Election need not be a stockholder of the Corporation, and any officer or employee of the Corporation may be an Inspector of Election on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

                                  ARTICLE II.

                          CONSENTS TO CORPORATE ACTION

   SECTION 1. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. The election of directors and any other action required by the General Corporation Law of the State of Delaware or these by-laws to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Separate written consents may be signed by stockholders severally. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

   SECTION 2. RECORD DATE. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting may, by written notice addressed to the Secretary and delivered to the Company as set forth below, request that a record date be fixed for such purpose. The record date for determining stockholders entitled to consent in writing without a meeting to corporate action for which no prior action by the Board is required under the General Corporation Law of the State of Delaware shall be (i) the date fixed by the Board or (ii) if no record date has been so fixed prior to the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded, then such first date. The record date for determining stockholders entitled to consent in writing without a meeting to corporate action for which prior action by the Board is required under the General Corporation Law of the State of Delaware shall be (i) the date fixed by the Board or (ii) if the Board has not taken action to fix the record date then such record date shall be the close of business on the date upon which the Board adopts the resolution taking such prior action. In connection with a record date fixed by the Board, in no case shall such record date (i) precede or (ii) be fixed more than 10 days after the date upon which the resolution fixing the record date is adopted by Board.

   SECTION 3. PROCEDURES. In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and related revocation is referred to in this Article II as a "Consent"), the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the consents and of the validity of the action to be taken by stockholder consent as he deems necessary or appropriate including, determining whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; PROVIDED, HOWEVER, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary of the Corporation shall designate two persons, who may not be members of the Board, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation under this Section 3. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action purported to be authorized or taken has been validly authorized, that fact shall be noted on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 3, the Secretary or the Inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate, to assist them.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

   SECTION 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

   SECTION 2. NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The number of directors shall be eleven, but the number may be increased, or diminished to not less than three, by amendment of these by-laws. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until the annual meeting held next after his election and shall qualify, or until his earlier death or his earlier resignation or removal in the manner hereinafter provided.

   SECTION 3. NOMINATIONS OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary, Honeywell Inc. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

   The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

   SECTION 4. ELECTION OF DIRECTORS. At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving the largest number of votes (up to and including the number of directors to be elected) shall be directors. If directors are to be elected by consent in writing of the stockholders without a meeting pursuant to Section 1 of

Article II of these by-laws, those persons receiving the consent in writing of the largest number of shares in the aggregate and constituting not less than a majority of the total outstanding shares entitled to give consent in writing thereon (up to and including the number of directors to be elected) shall be directors.

   SECTION 5. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or in his absence, the President of the Corporation, or in his absence an Executive Vice President, if a member of the Board of Directors, or in the absence of all of said officers, a Vice President, if a member of the Board of Directors, or in the absence of all of said officers, a chairman chosen by the majority of the directors present, shall preside. The Secretary of the Corporation, or in his absence, an Assistant Secretary, if any, or, in the absence of both the Secretary and Assistant Secretaries, any person whom the chairman shall appoint, shall act as secretary of the meeting. Any person so appointed as secretary of the meeting shall, if so required by the Board of Directors, be sworn to the faithful discharge of his duties before entering thereupon.

   SECTION 6. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board of Directors or to the President of the Corporation or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Chairman of the Board of Directors, the President of the Corporation or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   SECTION 7. QUALIFICATIONS AND RETIREMENT.

   (a) CHIEF EXECUTIVE OFFICERS OF HONEYWELL. A director who is also the Chief Executive Officer of the Company shall no longer be qualified to act as a director and his or her term of office shall expire at the time he or she ceases to hold that position; PROVIDED, HOWEVER, that in the event the Nominating Committee determines that it will be in the best interests of the Company for the former Chief Executive Officer to continue as a director, the Committee may ask him or her to continue as a director through the completion of any remaining part of his or her current, regular term of office as a director and, in addition to any such partial year, may nominate the former Chief Executive Officer to be a director for a single term of one year.

   (b) OTHER INSIDE DIRECTORS. Any director who is an officer of the Company, other than the Chief Executive Officer, shall no longer be qualified to act as a director and his or her term of office shall expire on the earliest to occur of:
(i) the time of a diminution in his or her duties or responsibilities as an officer unless the Nominating Committee at its sole discretion determines such officer continues to be qualified to act as a director, (ii) the time he or she ceases to be an employee of the Corporation for any reason, or (iii) on his or her sixty-fifth birthday.

   (c) OUTSIDE DIRECTORS. Any director who is not and has not been an officer of the Company (an Outside Director) shall not be nominated for re-election as a director at the next annual meeting following either (i) fifteen years service as a director or (ii) the director's seventieth birthday. At the time an Outside Director retires from or changes the principal occupation engaged in when initially elected as a director, he or she shall notify the Nominating Committee of his or her change of position together with an indication of whether or not he or she is willing to stand for election as a director at the next annual meeting; thereafter the Nominating Committee at its discretion will determine whether or not to ask that director to stand for re-election to the Board, provided the director shall not be permitted to stand for re-election beyond the age and years-of-service limits set forth above.

   (d) INTERPRETATION. The Nominating Committee in its sole discretion shall have the responsibility for interpretation of qualifications for directors identified in this Section 7.

   SECTION 8. VACANCIES. Except as otherwise provided by law, any vacancy in the Board of Directors (whether because of death, resignation, removal, an increase in the number of directors or any other cause) may be filled by a majority of the directors then in office, though less than a quorum; and each director so chosen shall hold office until the next annual election and until his successor shall be duly elected and qualified, unless sooner displaced.

   SECTION 9. PLACE OF MEETING, ETC. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof. The Corporation may have one or more offices, and may keep its books and records at such place or places within or without the State of Delaware as the Board shall from time to time determine.

   SECTION 10. FIRST MEETING. As soon as practicable after each annual election of directors and on the same day, the Board of Directors may meet for the purposes of organization and of choosing the officers of the Corporation and for the transaction of other business at the place where regular meetings of the Board of Directors are held. Notice of such meeting need not be given. Such first meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a consent and waiver of notice thereof signed by all the directors.

   SECTION 11. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall by resolution from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding secular day not a legal holiday. Notice of regular meetings need not be given, except of the regular meetings at which it is proposed to alter or repeal these by-laws or to adopt one or more new by-laws, of each of which meetings a notice, which shall state at least the substance of the proposed change, shall be given in the same manner as is required for a special meeting.

   SECTION 12. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors or by the President of the Corporation or by any two of the directors. A notice shall be given as hereinafter in this section provided of each such special meeting, in which shall be stated the time and place of such meeting, but, except as otherwise expressly provided by law or by these by-laws, the purposes thereof need not be stated in such notice. Except in special cases where other provision is made by statute, notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or cable or be delivered personally or by telephone not later than the day before the day on which the meeting is to be held. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat or if notice thereof shall be waived either before or after such meeting in writing or by telegraph or cable by all absentees therefrom provided a quorum be present thereat. Notice of any adjourned meeting need not be given.

   SECTION 13. QUORUM AND MANNER OF ACTING. One third of the directors in office at the time of any regular or special meeting of the Board of Directors shall be present in person at such meeting in order to constitute a quorum for the transaction of business and, except as specified in Sections 8, 16 and 17 of this Article III and Section 4 of Article IV of these by-laws, and except also in special cases where other provision is made by statute, the vote of a majority of the directors present at any such meeting, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum be had. The directors shall act only as a board and the individual directors shall have no power as such.

   SECTION 14. REMOVAL OF DIRECTORS. Any director may be removed for cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, given at a special meeting of such stockholders called for the purpose; and the vacancy in the Board of Directors caused by such removal shall be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, by the Board of Directors.

   SECTION 15. COMPENSATION. Directors and members of any committee of the Corporation contemplated by these by-laws or otherwise provided for by resolution of the Board of Directors, who are not salaried officers of the Corporation, shall receive such fixed sum per meeting attended, or such annual sum or sums, as shall be determined from time to time by resolution of the Board of Directors. All directors and members of any such committee shall receive their expenses, if any, of attendance at meetings of the Board of Directors or of such committee. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, and receiving proper compensation therefor.

   SECTION 16. COMMITTEES.

       (a) There shall be an Executive Committee which shall have such powers and authority provided by resolution passed by a majority of the Board of Directors.

       (b) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, in addition to the Executive Committee, which, to the extent provided in said resolution, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it.

       (c) Each committee, for which provision is made by paragraph (a) or (b) of this Section 16, shall consist of one or more directors of the Corporation who shall be appointed by the Chairman of the Board of Directors provided, however, that each such appointment shall be reported promptly to the Board of Directors and no member of a committee shall participate in any action by a committee which shall constitute an exercise of a power of the Board until the appointment of such member has been ratified by a majority of the full Board. Any vacancy on a committee shall be filled by appointment by the Chairman of the Board of Directors in the same manner in which original appointments to such committee were made. The chairman of each committee shall be designated by the Chairman of the Board of Directors. A majority of those entitled to vote at any meeting of any committee shall constitute a quorum for the transaction of business at that meeting. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

   SECTION 17. INDEMNIFICATION OF EMPLOYEES, OFFICERS AND DIRECTORS.

       (a) Any person who is or was an employee, officer or director of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, which he served as such at the request of the Corporation, shall, unless prohibited by law, be indemnified by the Corporation in accordance with paragraph (b) below, against reasonable expenses, paid or incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the Corporation or otherwise), civil, criminal, administrative or investigative, including any appeal therein in which he may be involved, or threatened to be involved, as a party or otherwise, by reason of the fact he is or was an employee, officer or director, provided such person acted, in good faith, in what he reasonably believed to be in or not opposed to the best interest of the Corporation or such other corporation or organization and, in addition, with respect to any criminal actions or proceedings, had no reasonable cause to believe his conduct was unlawful, provided further the Corporation shall indemnify any such person in connection with a claim, action, suit or proceeding initiated by such person only if such matter was authorized by the Board of Directors, and provided further no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval), adverse decision or conviction after trial or upon a plea of guilty or of NOLO CONTENDERE, or its equivalent, shall not create a presumption that such person did not meet the standards of conduct set forth in this paragraph (a). As used in this Section 17 the term "expenses" shall include, but not be limited to, counsel fees and disbursements, amounts of judgments, fines or penalties against, and amounts paid in settlement by, such person.

       (b) To the extent that any person claiming indemnification under paragraph (a) of this Section 17 has been successful, on the merits or otherwise, in defense of any claim, action, suit or proceeding of the character described in paragraph (a), he shall be reimbursed by the Corporation for the amounts of all reasonable expenses paid or incurred by him in connection with such successful defense. Any person claiming indemnification under said paragraph (a) shall be reimbursed by the Corporation for his reasonable expenses if (i) the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such claim, action, suit or proceeding shall deliver to the Corporation its written findings that such person is entitled to reimbursement under the provisions of said paragraph or (ii) if such a quorum is not attainable, or even if obtainable a quorum of disinterested directors so directs, independent legal counsel (who may be regular counsel for the Corporation) selected by the Board of Directors shall deliver to the Corporation written advice that, in their judgment, such person is so entitled.

       (c) Any expenses incurred by an officer or director with respect to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 17 may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the person to repay such amount if it is ultimately determined that he is not to be indemnified under this Section 17. Such expenses incurred by other employees may be so paid upon such terms and conditions, if any, as the Board of Directors shall determine to be appropriate.

       (d) The rights of indemnification provided in this
   Section 17 shall be in addition to any other rights to which any such person may otherwise be entitled by contract or as a matter of law; and such rights shall continue as to a person who has ceased to be an employee, officer or director and, in the event of such person's death, shall extend to his heirs and legal representatives.

   SECTION 18. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or of such committee.

   SECTION 19. PRESENCE AT MEETINGS. Members of the Board of Directors or of any committee designated by it may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 19 shall constitute presence in person at such meeting.

                                  ARTICLE IV.

                                    OFFICERS

   SECTION 1. NUMBER. The officers of the Corporation shall be a Chairman of the Board of Directors who shall be chosen by the directors from their own number, one or more Vice Chairmen of the Board of Directors if the Board of Directors shall so determine, a President of the Corporation if the Board of Directors shall so determine, one or more Presidents of the businesses of the Corporation if the Board of Directors shall so determine, one or more Vice Presidents, a Treasurer, a Secretary and such other officers as may be appointed in accordance with the provisions of this Article. The Board of Directors may designate one or more Vice Presidents to be an Executive Vice President or Senior Vice President. The Board of Directors, by resolution, the Chairman of the Board of Directors, the President of the Corporation, or the Treasurer may create the offices of and appoint one or more Assistant Treasurers. The Board of Directors, by resolution, the Chairman of the Board of Directors, the President of the Corporation, or the Secretary may create the offices of and appoint one or more Assistant Secretaries and one or more Attesting Secretaries. The term of office for each Assistant Treasurer, each Assistant Secretary and Attesting Secretary appointed by any of the foregoing officers shall be determined by the officer making such appointment but shall not in any event exceed twelve months. No more than three Assistant Treasurers and three Assistant Secretaries may be appointed by those officers at any one time. The officer making the appointment shall give to the Secretary written notification of each such appointment. The notification shall be placed in the book containing the proceedings of the Board of Directors.

   Any two or more of the above-mentioned offices may be held by the same person.

   SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. Except for Assistant Treasurers, Assistant Secretaries and Attesting Secretaries appointed by the Chairman of the Board of Directors, the President of the Corporation, the Treasurer, or the Secretary, the officers of the Corporation shall be chosen annually by the Board of Directors at the first meeting thereof held after each annual meeting of stockholders for the election of directors and shall hold office until his successor shall have been duly chosen and shall qualify, or until his earlier death or his earlier resignation or removal in the manner hereinafter provided.

   SECTION 3. REMOVAL. Any officer may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board of Directors at a special meeting of the Board called for that purpose, or, except in the case of any officer elected or appointed by the stockholders or by the Board of Directors, by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors.

   SECTION 4. RESIGNATIONS. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors, or to the Chairman of the Board of Directors, or to the President of the Corporation, or to the Secretary of the Corporation. Any such resignation shall take effect at any time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, shall be filled for the unexpired portion of the term in the manner prescribed in these by-laws for regular appointments or elections to such office.

   SECTION 6. THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall, be the chief executive officer of the corporation and shall have general supervision over the business and affairs of the Corporation and over its several officers and employees, subject, however, to the control of the Board of Directors. He shall, if present, preside at all meetings of the Board of Directors and of the stockholders. The Chairman of the Board of Directors shall see that all orders and resolutions of the Board of Directors are carried into effect and shall from time to time report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to their notice. The Chairman of the Board of Directors may sign, execute and deliver in the name of the Corporation, certificates for shares of the capital stock of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors shall have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these by-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In general, the Chairman of the Board of Directors shall perform all duties incident to the office of the Chairman of the Board of Directors, and such other duties as from time to time may be assigned by the Board of Directors.

   SECTION 7. THE VICE CHAIRMAN OF THE BOARD OF DIRECTORS. In the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors shall, if present, preside at meetings of the Board of Directors, and shall perform such other duties that may be assigned to him by the Board of Directors.

   SECTION 8. THE PRESIDENT OF THE CORPORATION. The President of the Corporation shall be the chief operating officer of the Corporation and shall perform the duties assigned to him from time to time by the Chairman of the Board of Directors or by the Board of Directors. In the absence of the Chairman of the Board of Directors or a Vice Chairman of the Board of Directors (if that position has been filled by the Board of Directors) the President of the Corporation shall, if present, preside at meetings of the Board of Directors. The President of the Corporation may sign, with the Secretary or Treasurer or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the capital stock of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors shall have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these by-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed; and, in general, shall perform all duties incident to the office of the President of the Corporation.

   SECTION 9. AUTHORITY AND DUTIES OF THE BUSINESS PRESIDENTS, EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS, AND VICE PRESIDENTS. Any Business President, Executive Vice President, Senior Vice President, or Vice President authorized so to do by the Board of Directors may sign, with the Secretary or the Treasurer or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the capital stock of the Corporation; and shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board of Directors or by the President of the Corporation or by the Board of Directors.

   SECTION 10. THE TREASURER.  The Treasurer shall:

       (a) Have charge and custody of, and be responsible for, all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these by-laws;

       (b) Have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same;

       (c) Render to the Board of Directors, whenever the Board of Directors shall require him so to do, an account of the financial condition of the Corporation and of all of his transactions as Treasurer;

       (d) Exhibit at all reasonable times his books of account and other records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records are kept;

       (e) Sign (unless the Secretary or other proper officer thereunto duly authorized by the Board of Directors shall sign), with the Chairman of the Board of Directors or the President of the Corporation or an Executive Vice President or a Vice President, certificates for shares of the capital stock of the Corporation the issue of which shall have been authorized by resolution of the Board of Directors, provided that the signatures of the officers of the Corporation thereon may be facsimile as provided in Section 1 of Article VI of these by-laws; and

       (f) In general, perform all the duties incidental to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors or by the President of the Corporation or by the Board of Directors.

   SECTION 11. THE SECRETARY. The Secretary shall:

       (a) Record all the proceedings of the stockholders, the Board of Directors and the Executive Committee in one or more books kept for that purpose;

       (b) See that all notices are duly given in accordance with the provisions of these by-laws or as required by law;

       (c) Be custodian of the corporate records and of the seal of the Corporation and see that the seal or a facsimile thereof is affixed to or impressed or reproduced on all stock certificates prior to the issue thereof and to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these by-laws. Unless the Board of Directors shall otherwise direct in specific instances, the seal of the Corporation when so affixed, impressed or reproduced shall always be attested by the signature of the Secretary, or, if any, of an Assistant Secretary or an Attesting Secretary, provided that signatures on certificates for shares of the capital stock of the Corporation may be facsimile as provided in Section 1 of Article VI of these by-laws;

       (d) Keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder in accordance with the provisions of Section 1 of Article II of these by-laws;

       (e) See that the duties prescribed by Section 9 of
   Article I of these by-laws are performed;

       (f) Sign (unless the Treasurer or other proper officer thereunto duly authorized by the Board of Directors shall sign), with the Chairman of the Board of Directors or the President of the Corporation or an Executive Vice President or a Vice President, certificates for shares of the capital stock of the Corporation the issue of which shall have been authorized by resolution of the Board of Directors, provided that the signatures of the officers of the Corporation thereon may be facsimile as provided in Section 1 of Article VI of these by-laws;

       (g) Have general charge of the stock certificate books of the Corporation and also of the other books and papers of the Corporation and see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

       (h) In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors or by the President of the Corporation or by the Board of Directors.

   SECTION 12. ASSISTANT TREASURERS, ASSISTANT SECRETARIES AND ATTESTING SECRETARIES. The Assistant Treasurers and Assistant Secretaries, if thereunto authorized by the Board of Directors, may sign, with the Chairman of the Board of Directors, or the President of the Corporation, or an Executive Vice President, or a Vice President, certificates for shares of the capital stock of the Corporation the issue of which shall have been authorized by resolution of the Board of Directors and, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Board of Directors. The Assistant Secretaries and Attesting

Secretaries shall have the power to affix and attest the corporate seal of the Corporation and to attest the execution of documents on behalf of the Corporation.

   SECTION 13. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, or by one or more committees or officers to the extent so authorized from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

   SECTION 14. SUBORDINATE POSITIONS, ETC. The Corporation may provide titles, including the title of Vice President, for other individuals who serve in management positions with the corporate staff, or with group, division or other operational units of the Corporation but who do not perform the function of officer for the Corporation. Individuals in such positions shall hold such titles at the discretion of the appointing officer and shall have such authority and perform such duties as the Chairman of the Board of Directors, or the Vice Chairman of the Board of Directors, or any officer to whom they delegate their authority in this regard, may from time to time determine.

                                   ARTICLE V.

                    CONTRACTS, LOANS, CHECKS, DEPOSITS, ETC.

   SECTION 1. CONTRACTS, ETC. HOW EXECUTED. The Board of Directors, except as in these by-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by the provisions of these by-laws, no officer, agent or employee other than the Chairman of the Board of Directors and the President shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

   SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless authorized by vote of the Board of Directors. When so authorized by the Board of Directors any officer or agent of the Corporation designated by the Board of Directors may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver bonds, notes and other obligations or evidences of indebtedness of the Corporation, and when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation and of the interest thereon, may pledge, hypothecate or transfer any and all stocks, securities and other personal property held or owned by the Corporation and to that end endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

   SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

   SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may from time to time be delegated by the Board of Directors. For the purpose of such deposit, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by the Chairman of the Board of Directors, the President of the Corporation, any Business President, any Executive Vice President, any Vice President, the Treasurer or the Secretary, or by any officer, agent or employee of the Corporation to whom any of said officers, in writing, or the Board of Directors, by resolution, shall have delegated such power.

   SECTION 5. GENERAL AND SPECIAL BANK ACCOUNTS. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board of Directors may select, and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these by-laws, as they may deem expedient.

                                  ARTICLE VI.

                           SHARES AND THEIR TRANSFER

   SECTION 1. SHARES. The shares of the Corporation may be represented by certificates or may be uncertificated. Each registered owner of shares, upon request to the Corporation, shall be provided with a certificate of stock, representing the number of shares owned by such owner. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares may be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation.

   SECTION 2. CERTIFICATES FOR SHARES OF STOCK. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Secretary or the Treasurer, or by any other proper officer of the Corporation authorized by the Board of Directors, and shall not be valid unless so signed and the seal of the Corporation affixed thereto, provided that the signatures of the officer or officers of the Corporation and the seal may be facsimile, if such certificates are signed by a transfer agent other than the Corporation or an employee of the Corporation or by a registrar other than the Corporation or an employee of the Corporation. The signature on behalf of the transfer agent on any such certificate may also be facsimile, if such certificate is signed by a registrar other than the Corporation or an employee of the Corporation.

   In case any officer or officers who shall have signed any such certificate or certificates shall cease to be an officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be an officer or officers of the Corporation.

   All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation.

   Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled and no new certificates or uncertificated shares shall be issued until former certificates for the same number of shares have been surrendered or canceled.

   SECTION 3. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation may issue or cause to be issued uncertificated shares or, if requested by the appropriate person, a new certificate shall be issued to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

   SECTION 4. LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen, destroyed or mutilated, he shall file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place and circumstances of the loss, theft, destruction or mutilation, and, if required by the Board of Directors or the transfer agent of the Corporation, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors or such transfer agent to indemnify the Corporation, such transfer agent and their agents against any claim that may be made against it or them on account of the alleged loss, theft, destruction or mutilation of any such certificate or the issuance of a new, replacement certificate. Thereupon the Corporation may cause to be issued to such person uncertificated shares or, if requested by such person, a new certificate in replacement for the certificate alleged to have been lost, stolen, destroyed or mutilated. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen, destroyed or mutilated certificate in lieu of which the new certificate is issued. Uncertificated shares or a new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

   SECTION 5. TRANSFER AND REGISTRY AGENTS. The Corporation may maintain a transfer office or agency where its stock shall be directly transferable and a registry office, which may be identical with the transfer office or agency, where its stock shall be registered; and the Corporation may, from time to time, maintain one or more other transfer offices or agencies, and registry offices; and the Board of Directors may from time to time, define the duties of such transfer agents and registrars and make such rules and regulations as it may deem expedient, not inconsistent with these by-laws, concerning the issue, transfer and registration of uncertificated shares or certificates for shares of the capital stock of the Corporation.

   SECTION 6. REGULATIONS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of uncertificated shares or certificates for shares of stock of the Corporation.

   SECTION 7. STATEMENTS RELATING TO UNCERTIFICATED SECURITIES. Within two business days after an issuance, transfer, pledge or release from a pledge of uncertificated shares has been registered, the Corporation shall send to the registered owner thereof and, if shares are or were subject to a registered pledge, to the registered pledgee, a written notice, signed in the same manner as a certificate for shares may be signed in accordance with Section 2 of this
Article VI, stating (a) that the Corporation shall furnish to such person(s) upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class of the Corporation's stock authorized to be issued and the designation, relative rights, preferences and limitations of each series of preferred stock so far as the same has been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series; (b) that the Corporation is formed under the laws of the State of Delaware; (c) the number of shares and a description of the issue of which such shares are a part, including the class of shares, and the designation of the series, if any, which have been issued, transferred, pledged or released from a pledge, as the case may be, (d) the name, address and taxpayer identification number, if any, of the person or persons to which such shares have been issued or transferred, and, in the case of registration of a pledgee or a release from a pledge, of the registered owner and the registered pledgee whose interest is being granted or released; (e) any liens or restrictions of the Corporation, and any adverse claims, (i) which are embodied in a restraining order, injunction or other legal process served upon the Corporation at a time and in a manner which afforded it a reasonable opportunity to act on it in accordance with applicable law, (ii) of which the Corporation has received written notification from the registered owner or the registered pledgee at a time and in a manner which afforded it a reasonable opportunity to act on it in accordance with applicable law, (iii) to which the registration of transfer to the present registered owner was subject and so noted in a statement sent to such person under this paragraph, including restrictions on transfer not imposed by the Corporation and (iv) of which the Corporation is charged with notice from a controlling instrument which the Corporation has elected to require as assurance that a necessary endorsement or instruction is genuine and effective, to which the shares are subject, or a statement that there are no such liens, restrictions or adverse claims; and (f) the date the issuance, transfer, pledge or release from a pledge, as the case may be, was registered. The Corporation shall also maintain a printed copy of the most recent statement sent to a person with respect to uncertificated shares.

   Within two business days after a transfer of uncertificated shares has been registered, the Corporation shall send to the former registered owner and the former registered pledgee, if any, a written notice stating (a) the number of shares and a description of the issue of which such shares are a part, including the class of shares, and the designation of the series, if any, which have been transferred, (b) the name, address and taxpayer identification number, if any, of the former registered owner and of the former registered pledgee, if any, and
(c) the date the transfer was registered.

   The Corporation shall send to each registered holder and registered pledgee of uncertificated shares, no less frequently than annually, and at any time upon the reasonable written request of any such person, a dated written notice stating (a) if such notice is to the registered owner, the number of shares and a description of the issue of which such shares are a part, including the class of shares, and the designation of the series, if any, registered in the name of such registered owner on the date of the statement, (b) the name, address and taxpayer identification number, if any, of the registered owner, (c) the name, address and taxpayer identification number, if any, of any registered pledgee and the number of shares subject to the pledge, and (d) any liens or restrictions of the Corporation and any adverse claims (i) which are embodied in a restraining order, injunction or other legal process served upon the Corporation at a time and in a manner which afforded it a reasonable opportunity to act on it in accordance with applicable law, (ii) of which the Corporation has received written notification from the registered owner or the registered pledgee at a time and in a manner which afforded it a reasonable opportunity to act on it in accordance with applicable law, (iii) to which the registration of transfer to the present registered owner was subject and so noted in a statement sent to such person under this paragraph, including restrictions on transfer not imposed by the Corporation and (iv) of which the Corporation is charged with notice from a controlling instrument which the Corporation has elected to require as assurance that a necessary endorsement or instruction is genuine and effective, to which the shares are subject, or a statement that there are no such liens, restrictions or adverse claims.

   Each notice sent pursuant to this Section 7 shall bear a conspicuous legend reading substantially as follows: "This statement is merely a record of the rights of the addressee as of the time of its issuance. Delivery of the statement, of itself, confers no rights onto the recipient. This statement is neither a negotiable instrument nor a security."

   SECTION 8. RECORD DATE.

      (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

      (b)  If no record date is fixed:

          (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

          (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VII.

                                      OFFICES

   SECTION 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent of the Corporation in said State is Corporation Trust

Company of America. The Corporation's "principal office or place of business" in said State and its "resident agent" in said State shall be deemed to mean said registered office and registered agent, respectively.

   SECTION 2. OTHER OFFICES. The Corporation shall also have an office in the City of Minneapolis, State of Minnesota, and at such other places as the Board of Directors may from time to time appoint or the business of the Corporation require.

                                 ARTICLE VIII.

                            DIVIDENDS, SURPLUS, ETC.

   Subject to the provisions of law, of the Certificate of Incorporation of the Corporation and of these by-laws, the Board of Directors may declare and pay dividends upon the shares of stock of the Corporation either (a) out of its surplus as defined in and computed in accordance with the provisions of the laws of the State of Delaware or (b) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render it advisable. Subject as aforesaid, the Board of Directors in its discretion may use and apply any of the surplus or net profits of the Corporation applicable for such purpose in purchasing or acquiring any of the shares of the capital stock of the Corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from such surplus or net profits such sum or sums as it, in its absolute discretion, may think proper, as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation.

                                  ARTICLE IX.

                                      SEAL

   The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 1927.

                                   ARTICLE X.

                             FISCAL YEAR AND AUDIT

   SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall end on the thirty-first day of December in each year.

   SECTION 2. AUDIT OF BOOKS AND ACCOUNTS. The books and accounts of the Corporation shall be audited at least once in each fiscal year, by certified public accountants of good standing selected by the Board of Directors.

                                  ARTICLE XI.

                               WAIVER OF NOTICES

   Whenever any notice whatever is required to be given by these by-laws or the Certificate of Incorporation of the Corporation or any of the corporate laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XII.

                               NATIONAL EMERGENCY

   SECTION 1. DEFINITION AND APPLICATION. For the purposes of this Article XII the term "national emergency" is defined as an emergency situation resulting from an attack upon the United States, a nuclear disaster within the United States, a catastrophe, or other emergency condition, as a result of which attack, disaster, catastrophe or emergency condition a quorum of the Board of Directors cannot readily be convened for action. Persons not directors of the Corporation may conclusively rely upon a determination by the Board of Directors of the Corporation, at a meeting held or purporting to be held pursuant to this
Article XII that a national emergency as hereinabove defined exists regardless of the correctness of such determination made or purporting to be made as hereinafter provided. During the existence of a national emergency the provisions of this Article XII shall become operative, but, to the extent not inconsistent with such provisions, the other provisions of these by-laws shall remain in effect during any national emergency and upon its termination the provisions of this Article XII shall cease to be operative.

   SECTION 2. MEETINGS, ETC. When it is determined in good faith by any director that a national emergency exists, special meetings of the Board of Directors may be called by such director. The director calling any such special meeting shall make a reasonable effort to notify all other directors of the time and place of such special meeting, and such effort shall be deemed to constitute the giving of notice of such special meeting, and every director shall be deemed to have waived any requirement, of law or otherwise, that any other notice of such special meeting be given. At any such special meeting two directors shall constitute a quorum for the transaction of business including, without limiting the generality hereof, the filling of vacancies among directors and officers of the Corporation and the election of additional Vice Presidents, Assistant Secretaries and Assistant Treasurers. The act of a majority of the directors present thereat shall be the act of the Board of Directors. If at any such special meeting of the Board of Directors there shall be only one director present, such director present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given of any such adjournment.

   The directors present at any such special meeting shall make reasonable effort to report any action taken thereat to all absent directors, but failure to give such report shall not affect the validity of the action taken at any such meeting. All directors, officers, employees and agents of, and all persons dealing with, the Corporation, if acting in good faith, may conclusively rely upon any action taken at any such special meeting.

   SECTION 3. AMENDMENT. The Board of Directors shall have the power to alter, amend, or repeal any of these by-laws by the affirmative vote of at least two-thirds (2/3) of the directors present at any special meeting attended by two
(2) or more directors and held in the manner prescribed in Section 2 of this Article, if it is determined in good faith by said two-thirds (2/3) that such alteration, amendment or repeal would be conducive to the proper direction of the Corporation's affairs.

   SECTION 4. CHIEF EXECUTIVE OFFICER. If, during the existence of a national emergency, the Chairman of the Board of Directors of the Corporation becomes incapacitated, cannot by reasonable effort be located or otherwise is unable or unavailable to perform the duties of his office, the Vice Chairman of the Board of Directors of the Corporation is hereby designated as Chairman of the Board of Directors. If the Vice Chairman of the Board of Directors is unable or unavailable to perform the duties of the Chairman of the Board, unless otherwise determined by the Board of Directors in accordance with the provisions of this
Article XII, the senior available officer of the Corporation is hereby designated as Chairman of the Board of Directors of the Corporation, the seniority of such officer to be determined in order of rank of office and within the same rank by the date on which he was first elected or appointed to such office.

   SECTION 5. SUBSTITUTE DIRECTORS. To the extent required to constitute a quorum at any meeting of the Board of Directors during a national emergency, the officers of the Corporation who are present shall be deemed, in order of rank of office and within the same rank in order of election or appointment to such offices, directors for such meeting.

                                 ARTICLE XIII.

                                   AMENDMENTS

   The Board of Directors of the Corporation is expressly authorized (except as otherwise provided in these by-laws) to make by-laws for the Corporation and from time to time to alter or repeal by-laws so made but the by-laws made or altered by the Board of Directors may be altered or repealed by the stockholders at any annual or special meeting thereof, provided that notice of the proposal so to alter or repeal such by-laws be included in the notice of such meeting.